Exhibit 8.1

Deloitte Statsautoriseret Revisionspartnerselskab CVR-no. 33 96 35 56 Weidekampsgade 6 P.O. Box 1600 0900 Copenhagen C Denmark

	Phone Fax	+45 36 10 20 30 +45 36 10 20 40
September 2014.	www.deloitte.dk

Forward Pharma A/S
Østergade 24A, 1

1000 Copenhagen K
Denmark

Ladies and Gentleman,

Forward Pharma A/S — Danish Tax Matters

We have acted as Danish tax advisors to Forward Pharma A/S, a public limited liability company registered with the Danish Business Authority under company registration number 28865880 (the “Company”), with respect to certain tax matters in connection with the registration statement on Form F-1 (Registration No. 333-198013) (as filed and amended, the “Registration Statement”) filed by the Company on August 11, 2014 with the Securities and Exchange Commission (the “Commission”) registering American Depositary Shares representing       ordinary shares of the Company, DKK       nominal value per share, under the Securities Act of 1933, as amended (the “Act”). As requested, we have examined the section “Taxation — Danish Tax Considerations” within the Registration Statement in order to assess the accuracy of the information provided in the section.

Conclusion

Based on our review of the section “Taxation — Danish Tax Considerations” of the Registration Statement, it is our opinion that the information in the section is both accurate and complete.

In arriving at our opinion, we have examined and relied upon the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Member of Deloitte Touche Tohmatsu Limited

Deloitte

Statsautoriseret Revisionspartnerselskab

Erik Banner-Voigt	Jakob Schilder-Knudsen
Tax Partner	Tax Director